UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2008

Micrus Endovascular Corporation
(Exact name of registrant as specified in its charter)

000-51323

(Commission File Number)

Delaware	23-2853441
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

821 Fox Lane
San Jose, California 95131
(Address of principal executive offices, including zip code)

(408) 433-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

COURT DISMISSES CLASS ACTION AGAINST MICRUS

As previously disclosed, a purported securities class action complaint was filed on October 3, 2007 in the United States District Court for the Southern District of Florida against Micrus Endovascular Corporation (“Micrus”) and certain of its directors and officers.  On February 26, 2008, Micrus moved to dismiss the consolidated securities class action complaint.  On June 6, 2008, the court entered an order dismissing the complaint with prejudice.

Safe Harbor Statement

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission contain or may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or Registrant’s future financial performance. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue”, or the negative of these terms or other comparable terminology. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements with actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION (Registrant)
Date: June 9, 2008	By:	/s/ Gordon T. Sangster
Gordon T. Sangster
Chief Financial Officer